EXHIBIT 107
Calculation of Filing Fee Table
FORM
S-3
(Form Type)
THE BANK OF NEW YORK MELLON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fees Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	457(o)			(1)(2)		(3)

Fees to Be Paid	Equity	Preferred Stock, par value $0.01 per share (4)	457(o)			(1)(2)		(3)

Fees to Be Paid	Equity	Depositary Shares (4)(5)	457(o)			(1)(2)		(3)

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share (4)	457(o)			(1)(2)		(3)

Fees to Be Paid	Other	Stock Purchase Contracts	457(o)			(1)(2)		(3)

Fees to Be Paid	Other	Stock Purchase Units (6)	457(o)			(1)(2)		(3)

Fees to Be Paid	Other	Warrants	457(o)			(1)(2)		(3)

Fees to Be Paid	Other	Trust Preferred Securities of Mellon Capital IV (7)	457(o)			(1)(2)		(3)

Fees to Be Paid	Other	The Bank of New York Mellon Corporation Guarantees with respect to Trust Preferred Securities (7)(8)	457(o)			(1)(2)		(3)

Fees to Be Paid	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	457(o)		(9)	$1,000,000	0.00015310	$153.10

Fees Previously Paid	N/A	N/A	N/ A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Debt	Debt Securities	415(a)(6)						S-3	333-261575	September 9, 2022	(10)

Carry Forward Securities	Equity	Preferred Stock, par value $0.01 per share (4)	415(a)(6)						S-3	333-261575	September 9, 2022	(10)

Carry Forward Securities	Equity	Depositary Shares (4)(5)	415(a)(6)						S-3	333-261575	September 9, 2022	(10)

Carry Forward Securities	Equity	Common Stock, par value $0.01 per share (4)	415(a)(6)						S-3	333-261575	September 9, 2022	(10)

Carry Forward Securities	Other	Stock Purchase Contracts	415(a)(6)						S-3	333-261575	September 9, 2022	(10)

Carry Forward Securities	Other	Stock Purchase Units (6)	415(a)(6)						S-3	333-261575	September 9, 2022	(10)

Carry Forward Securities	Other	Warrants	415(a)(6)						S-3	333-261575	September 9, 2022	(10)

Carry Forward Securities	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	415(a)(6)						S-3	333-261575	September 9, 2022	(10)

	Total Offering Amounts					$1,000,000		$153.10

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$153.10

(1)
The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities being registered. The maximum aggregate offering price of all securities issued by The Bank of New York Mellon Corporation (the “Company”) pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds an amount to be specified in a pre-effective
amendment to this Registration Statement. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number or amount, as the case may be, of securities registered hereunder as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable of any other securities registered hereunder that provide for such conversion, redemption, exchange, exercise or settlement, including such securities as may be issued pursuant to anti-dilution adjustments pursuant to the anti-dilution provisions of any such securities or as a result of stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
This Registration Statement also includes an indeterminate amount of securities of the classes specified in the table above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Company. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Company or its predecessors The Bank of New York Company, Inc. and Mellon Financial Corporation, and Mellon Capital IV. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee will be paid with respect to any of such securities that may be reoffered or resold after their initial sale in market-making transactions.

(3)	The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)
Shares of Preferred Stock, par value $0.01 per share, Depositary Shares and shares of Common Stock, par value $0.01 per share, of the Company may be issuable for separate consideration or upon conversion of other securities registered hereunder.

(5)
In the event that the Company elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares of the Company, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement. No separate consideration will be received for the depositary shares representing shares of preferred stock issued by the Company. No separate registration fee will be paid in respect of any such depositary shares.

(6)
Each Stock Purchase Unit of the Company will be issued under a unit agreement or indenture and will represent an interest in two or more Debt Securities, warrants or purchase contracts, which may or may not be separable from one another.

(7)
This Registration Statement covers the trust preferred securities that were previously issued by Mellon Capital IV and are fully and unconditionally guaranteed by the Company (as successor to Mellon Financial Corporation).

(8)
The Company also is registering its guarantees and other obligations that it may have with respect to the trust preferred securities previously
issued by Mellon Capital IV. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable with respect to any such guarantees or other obligations.

(9)
The proposed maximum offering price per security will be determined from time to time by the Company in connection with the issuance of the securities registered by this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any Debt Securities or shares of Preferred Stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.

(10)
The Company previously registered $40,000,000,000.00 in aggregate offering price of securities pursuant to Post-Effective Amendment No. 1 to the Registration Statement on
Form S-3 (File
Number 333-261575) originally
filed and effective on December 9, 2021, as amended by Post-Effective Amendment No. 1 filed on August 29, 2022 and Post-Effective Amendment No. 2 filed on August 30, 2022, which became effective on September 9, 2022 (the “Prior Registration Statement”), of which a portion remains unsold (the “Unsold Securities”). The Company expect to carry forward to this Registration Statement the remaining portion of the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act. Prior to the effectiveness of this Registration Statement, the Company will specify in a pre-effective amendment
to this Registration Statement the aggregate offering price of the remaining portion of Unsold Securities being carried forward pursuant to Rule 415(a)(6) and the filing fee previously paid in connection with such Unsold Securities, as well as the amount of any new securities to be registered and the related fee. The offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.